PROPERTY	ENTITIES	STATE OF FORMATION	DATE OF FORMATION
70 West 36th Street	Green 70W36 Property LLC Green 70W36 Manager LLC	a New York limited liability company a Delaware limited liability company	April 14, 1999 April 14, 1999
1414 Ave of Am.	Green 1414 Property LLC Green 1414 Manager LLC	a New York limited liability company a Delaware limited liability company	April 14, 1999 April 14, 1999
286 Madison Ave	Green 286 Madison LLC	a New York limited liability company	February 17, 1999
290 Madison Ave	Green 290 Madison LLC	a New York limited liability company	February 17, 1999
292 Madison Ave	Green 292 Madison LLC	a New York limited liability company	February 17, 1999
555 West 57th St	Green W.57th St., LLC	a New York limited liability company	January 7, 1999
420 Lexington Av	SLG Graybar Sublease LLC SLG Graybar Mesne Lease LLCSLG Graybar Sublease Corp. SLG Graybar Mesne Lease Corp.	a New York limited liability company a New York limited liability company a New York corporation a New York corporation	March 5, 1999 March 5, 1999 March 8, 1999 March 5, 1999
711 Third Ave	SLG 711 Fee LLC SLG 711 Third LLC Green 711 Mortgage Manager LLC Green 711 Fee Manager LLC Green 711 Sublease Manager LLC Green 711 LM LLC

a New York limited liability company
a New York limited liability company
a Delaware limited liability company
a Delaware limited liability company
a Delaware limited liability company
a New York limited liability company

May 16, 1998 May 5, 1998 September 9, 1999 September 9, 1999 September 9, 1999 September 9, 1999
1140 Ave.of Am.	New Green 1140 Realty LLC	a New York limited liability company	July 30, 1997
50 West 23rd St.	New Green 50W23 Realty LLC	a New York limited liability company	August 7, 1997
673 First Ave.	New Green 673 Realty LLC	a New York limited liability company	July 30, 1997
17 Battery	SLG 17 Battery LLC	a New York limited liability company	November 10, 1997
1370 Broadway	Green 1370 Broadway LLC	a New York limited liability company	January 2, 2001
317 Madison Avenue	Green 317 Madison LLC	a Delaware limited liability company	June 4, 2001
875 Bridgeport Avenue	SLG Shelton Realty LLC	a Delaware limited liability company	June 28, 2000
100 Park Avenue	SL Green 100 Park LLC	a New York limited liability company	November 12, 1999
321 West 44th St.	SLG 321 W44 LLC	a New York limited liability company	March 15, 2000
180 Madison Avenue	Green 180 Madison Avenue LLC	a New York limited liability company	February 17, 1999
469 Seventh Avenue	Green 469 Seventh LLC Green 469 Seventh SPE LLC	a New York limited liability company a New York limited liability company	October 12, 2000 January 10, 2001
1250 Broadway	1250 Broadway SPE Green 1250 Broadway LLC Green 1250 Braodway Acquisition LLC	a Delaware limited liability company a Delaware limited liability company a Delaware limited liability company	November 2, 2001 August 27, 1999 June 13, 2001
One Park Avenue	SLG One Park Shareholder LLC SLG One Park Member LLC	a Delaware limited liability company a Delaware limited liability company	May 16, 2001 May 16, 2001
General Information:
SL Green Realty Corp.	a Maryland corporation formed June 10, 1997
SL Green Operating Partnership L.P.	a Delaware limited partnership formed June 10, 1997
SL Green Management LLC	a Delaware limited liability company formed July 31, 1997
SL Green Management Corp.	a New York corporation formed October 22, 1985
SLG IRP Realty LLC	a New York limited liability company formed March 24, 2000
SL Green Funding LLC	a New York limited liability company formed March 24, 1999
SLG Elevator Holdings, LLC	a New York limited liability company formed June 7, 2001
eEmerge, Inc.	a Delaware corporation, formed May 11, 2000
SL Green Realty Acquisition LLC	a Delaware limited liability company, formed February 13, 2001
SL Green Warrant LLC	a Delaware limited liability company, formed January 26, 2000
SL Green Servicing Corp.	a Delaware limited liability company, formed March 7, 2001
Green 1412 Preferred	a Delaware limited liability company, formed June 25, 2001